THIS  INSTRUMENT  IS  SUBJECT  TO  THE  SUBORDINATION  AND  PLEDGE
     AGREEMENT, DATED AS OF OCTOBER __, 2000, AMONG THE INITIAL PAYEE HEREOF, THE MAKER HEREOF, PLATINUM ACQUISITION CORP. (F/K/A VERMONT PURE HOLDINGS, LTD.), VERMONT PURE SPRINGS, INC., WEBSTER BANK, AND THE "AGENT" REFERRED TO THEREIN, WHICH, AMONG OTHER THINGS, SUBORDINATES THE MAKER'S OBLIGATIONS TO THE PAYEE TO THE MAKER'S OBLIGATIONS TO THE HOLDERS OF SENIOR LIABILITIES, AS DEFINED IN SUCH AGREEMENT.

                          SUBORDINATED PROMISSORY NOTE

US$5,200,000.00                                                October ___, 2000


     THis note is one of five promissory notes (the "BAKER NOTES") executed and delivered as of the date hereof by Vermont Pure Holdings, LTD. (the "MAKER"), a Delaware corporation formerly named "VP Merger Parent, Inc.," pursuant to
Section 2.5.2 of the Agreement and Plan of Merger and Contribution dated as of May 5, 2000, as amended, by and among (i) the Maker; (ii) Platinum Acquisition Corp., a Delaware corporation formerly named "Vermont Pure Holdings, Ltd.";
(iii) VP Acquisition Corp., a Delaware corporation; (iv) Crystal Rock Spring Water Company, a Connecticut corporation; and (v) Henry E. Baker, Joan A. Baker, John B. Baker, Peter K. Baker, Ross S. Rapaport, not individually but as Trustee of the Peter K. Baker Life Insurance Trust, the John B. Baker Insurance Trust, and U/T/A dated December 16, 1991 F/B/O Joan Baker et al., respectively (the
persons  listed  in  this  clause  (v),   collectively,   the   "STOCKHOLDERS").


         The maker hereby promises to pay to the order of Peter K. Baker (including any subsequent holder of this note, the "PAYEE"), the principal sum of Five Million Two Hundred Thousand United States Dollars (US$5,200,000.00), with interest on the unpaid principal sum from time to time outstanding hereunder at an annual rate equal to the lesser of (i) with respect to overdue amounts (except to the extent not paid when due because payment is then prohibited pursuant to the terms of the Subordination Agreement, as defined below, from and after the time due, seventeen per cent (17%), compounded quarterly on each February 20, May 20, August 20, and November 20, and with respect to all other amounts, twelve per cent (12%) simple interest; and (ii) the maximum lawful rate of interest; in each case to be applied on the basis of the actual number of days elapsed and a 365-day year.

         Subject to acceleration as provided herein, payments in respect of this Note will be made on the following schedule:

                  (i) Interest will be payable in arrears for the three-month periods ended on each January 31, April 30, July 31, AND OCTOBER 31, IN EACH CASE NOT MORE THAN 20 DAYS AFTER THE END OF SUCH THREE-MONTH PERIOD (I.E., February 20, May 20, August 20, and November 20). In addition to any other applicable rights or remedies of the Payee, any interest not paid when due will thereafter bear interest at the applicable rate stated above.

                  (ii) Commencing on the third anniversary of the date of this Note, principal will be repayable quarterly on each February 20, May 20, August 20, and November 20 (in each case, together with all accrued interest payable on such date) in accordance with the attached amortization schedule.

                  (iii) The entire amount of indebtedness represented by this Note will be due and payable not later than the seventh anniversary of the date of this Note.

         Any amount owing hereunder that is not paid because prohibited pursuant to the terms of the Subordination Agreement, as in effect on the date hereof, will be paid as soon as to do so is not so prohibited.

         ACCELERATION. At the Payee's option, the entire amount of indebtedness represented by this Note will become due and payable immediately upon written notice of acceleration given by the Payee to the Maker following any: (i) liquidation or dissolution of the Maker, or other termination or winding-up of its existence or business; (ii) sale of all or substantially all of the assets or capital stock of the Maker; or (iii) acceleration of the due date of the Senior Liabilities, as defined in the Subordination Agreement, or any other indebtedness of the Maker for borrowed money.

         In addition, the entire amount of indebtedness represented by this Note will become due and payable, automatically and without any notice or other action, immediately upon any: (i) appointment of a receiver for the Maker or its assets; (ii) assignment by the Maker for the benefit of its creditors; or (iii) institution by or against the Maker of any proceedings under bankruptcy, insolvency, or similar laws, which in the case of any such institution against the Maker, are not dismissed within 90 days.

         For purposes of the preceding two paragraphs, any event of the types described therein involving one or more of the Maker's subsidiaries will be deemed to have occurred with respect to the Maker if such subsidiary (-ies) represent more than 50% (by either book value or fair market value) of the consolidated assets of the Maker and all of its consolidated subsidiaries.

         PREPAYMENT. The Maker will have the right to prepay the unpaid principal amount of this Note in full at any time, or in part from time to time, on 30 day's prior written notice to the payee and the other holders of the Baker Notes; provided, that by written notice executed by all holders of the Baker Notes given to the Maker within 20 days following any such notice, such holders may require the Maker to allocate the aggregate amount proposed to be repaid to all of them among such holders in such proportions as they may specify.

         Any prepayment of this Note will include all accrued and unpaid interest on the principal amount prepaid.

         If any prepayment of this Note is made before the third anniversary of the date of this Note, the Maker will pay the Payee a premium equal to a percentage of the principal amount prepaid, which percentage will be (i) three per cent (3%) with respect to payments made during the first year this Note is outstanding, (ii) two per cent (2%) with respect to payments made during the second year this Note is outstanding, and (iii) one per cent (1%) with respect to payments made during the third year this Note is outstanding.

         MAKER'S WAIVER OF PRESENTMENT,ETC. The Maker hereby waives presentment, notice, protest, and all other demands and notices.

         NO WAIVER BY PAYEE. The failure of the Payee to exercise any of its rights, remedies, powers, or privileges hereunder in any instance will not constitute a waiver thereof in respect of that or any other instance.

         ENFORCEMENT   COSTS.  The  Maker  will  pay  on  demand  all  costs  of
collection, including all court costs and attorneys' reasonable fees, paid or incurred by the Payee in enforcing this Note and its rights hereunder.

         PRO RATA PAYMENTS. Except to the extent provided above under the caption "Prepayment," and except to the extent otherwise agreed in writing by all holders of the Baker Notes, ANY PAYMENTS BY THE MAKER IN RESPECT OF THE BAKER NOTES WILL BE MADE PRO RATA in proportion to the respective amounts then owing by the Maker in respect of each such note.

         SUBORDINATION. This Note is subject to a Separate Subordination and Pledge Agreement (the "SUBORDINATION AGREEMENT") dated as of October ___, 2000, among the Payee, Ross S. Rapaport, not individually but as Trustee of the Peter
K. Baker Life Insurance Trust, The John B. Baker Insurance Trust and u/t/a dated December 16, 1991 f/b/o Joan Baker et.al., as agent for the Payee and certain other holders of indebtedness of the Maker (in such capacity, the "Agent"), the Maker, Platinum Acquisition Corp. (f/k/a Vermont Pure Holdings, Ltd.), Vermont Pure Springs, Inc., and Webster Bank, which, among other things, (a) subordinates the Maker's obligations to the Payee to the Maker's obligations to the holders of Senior Liabilities, as defined in such agreement, and (b) restricts the amount and payment of principal and interest hereunder and the rights of the holder of the Note to enforce any provision hereof or to access any collateral security for this Note. Neither this Note nor any rights hereunder may be transferred (and any attempt to do so will be void) unless the proposed transferee first becomes a party to the Subordination Agreement.

         SECURITY. This Note is secured pursuant to the terms of the Security Agreement, dated as of October __, 2000, among the Maker, Platinum Acquisition Corp., Vermont Pure Springs, Inc., the Payee, the original holders of the Baker Notes, and the Agent.

         GOVERNING LAW. This Note will be governed by and interpreted and construed in accordance with the internal laws of the State of Connecticut (without reference to principles of conflicts or choice of law).

              [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         Executed and delivered on and as of the date first above written.

                                                  VERMONT PURE HOLDINGS, LTD.
                                                  (f/k/a VP Merger Parent, Inc.)

                                                  By----------------------------
                                                    Name:
                                                    Title:

                              AMORTIZATION SCHEDULE

                                 PETER K. BAKER

Loan Analysis Subordinated Debt                             Fixed Principal
7 Year Increasing Principal                       Year 1                       -

                                                  Year 2                       -

Beginning Principal     $5,200,000.00             Year 3                       -

Interest Rate                   12.00%            Year 4              460,176.99

Date of Note                10/5/2000             Year 5              690,265.49

                                                  Year 6              920,353.98

                                                  Year 7            1,610,619.47

                                                  Balloon           1,518,584.07
                                                                  --------------
                                                                    5,200,000.00
                                                                  ==============
                                         PAYMENT       PAYMENT
PAYMENT #   DATE         AMOUNT          INTEREST      PRINCIPAL        BALANCE
--------- ---------     ----------      ---------   -------------  -------------

 1       11/20/2000      43,333.33       43,333.33              -   5,200,000.00
 2        2/20/2001     156,000.00      156,000.00              -   5,200,000.00
 3        5/20/2001     156,000.00      156,000.00              -   5,200,000.00
 4        8/20/2001     156,000.00      156,000.00              -   5,200,000.00
 5       11/20/2001     156,000.00      156,000.00              -   5,200,000.00
 6        2/20/2002     156,000.00      156,000.00              -   5,200,000.00
 7        5/20/2002     156,000.00      156,000.00              -   5,200,000.00
 8        8/20/2002     156,000.00      156,000.00              -   5,200,000.00
 9       11/20/2002     156,000.00      156,000.00              -   5,200,000.00
10        2/20/2003     156,000.00      156,000.00              -   5,200,000.00
11        5/20/2003     156,000.00      156,000.00              -   5,200,000.00
12        8/20/2003     156,000.00      156,000.00              -   5,200,000.00
13       11/20/2003     271,044.25      156,000.00     115,044.25   5,084,955.75
14        2/20/2004     267,592.92      152,548.67     115,044.25   4,969,911.50
15        5/20/2004     264,141.60      149,097.35     115,044.25   4,854,867.25
16        8/20/2004     260,690.26      145,646.02     115,044.24   4,739,823.01
17       11/20/2004     314,761.06      142,194.69     172,566.37   4,567,256.64
18        2/20/2005     309,584.07      137,017.70     172,566.37   4,394,690.27
19        5/20/2005     304,407.08      131,840.71     172,566.37   4,222,123.90
20        8/20/2005     299,230.10      126,663.72     172,566.38   4,049,557.52
21       11/20/2005     351,575.23      121,486.73     230,088.50   3,819,469.02
22        2/20/2006     344,672.57      114,584.07     230,088.50   3,589,380.52
23        5/20/2006     337,769.92      107,681.42     230,088.50   3,359,292.02
24        8/20/2006     330,867.24      100,778.76     230,088.48   3,129,203.54
25       11/20/2006     496,530.97       93,876.11     402,654.86   2,726,548.68
26        2/20/2007     484,451.33       81,796.46     402,654.87   2,323,893.81
27        5/20/2007     472,371.68       69,716.81     402,654.87   1,921,238.94
28        8/20/2007     460,292.04       57,637.17     402,654.87   1,518,584.07
29        10/6/2007   1,564,141.59       45,557.52   1,518,584.07              -